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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the application of our report dated February 4, 1998, included in the annual report on Form 10-K of National Golf Properties, Inc. for the year ended December 31, 1997, to the amended consolidated balance sheets as of December 31, 1997 and 1996, and amended consolidated statements of stockholders' equity for each of the three years in the period ended December 31, 1997, which are included in this amendment on Form 10-K/A.


                                    PricewaterhouseCoopers LLP



Los Angeles, California
September 1, 1998